UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2022

FRANKLIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, CA 94403
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Revolving Credit Agreement and New Term Loan Credit Agreement

On September 8, 2022 (the “Closing Date”), Franklin Resources, Inc., a Delaware corporation (the “Company”), entered into (i) an Amended and Restated Credit Agreement (the “New Revolving Credit Agreement”), by and among the Company, as borrower, the financial institutions from time to time party thereto, as lenders, and Bank of America, N.A. (“Bank of America”), as administrative agent, and (ii) a Term Loan Credit Agreement (the “Term Loan Credit Agreement” and, together with the New Revolving Credit Agreement, the “Credit Agreements”), by and among the Company, as borrower, the financial institutions from time to time party thereto, as lenders, and Bank of America, as administrative agent.

The New Revolving Credit Agreement amends and restates the Company’s existing 364-day revolving credit facility to, among other things, extend its maturity to September 7, 2023. The New Revolving Credit Agreement provides for a revolving credit facility (the “Revolving Credit Facility”) with $500,000,000 of aggregate commitments and, as of the Closing Date, there were no amounts outstanding under the New Revolving Credit Agreement.

Amounts outstanding under the New Revolving Credit Agreement bear interest at an annual rate equal to, at the option of the Company, either (i) a base rate (the “Base Rate”) equal to the highest of (a) the federal funds rate plus 0.5%, (b) the prime rate of Bank of America, (c) Term SOFR for a 1-month interest period plus 1.00%, and (d) 1.00%; or (ii) Term SOFR (provided that Term SOFR shall not be less than 0.00%), plus an applicable margin equal to 0.65%. The Company is also required to pay an annual commitment fee equal to 0.05% on the average unused amount of the Revolving Credit Facility payable quarterly.

At any time, subject to timely prior written notice, the Company may (i) terminate the commitments under the Revolving Credit Facility in full or in part, and/or (ii) prepay any loans outstanding under the Revolving Credit Facility in full or in part, subject, in each case, to the payment of Term SOFR breakage fees, if any.

The Term Loan Credit Agreement provides for a term loan (the “Term Loan”) in an aggregate principal amount of $300,000,000. The Term Loan was funded in full to the Company on the Closing Date and matures on September 8, 2025.

The Term Loan bears interest at an annual rate equal to, at the option of the Company, either (i) the Base Rate or (ii) Term SOFR (provided that Term SOFR shall not be less than 0.00%), plus an applicable margin that ranges from 0.75% to 1.00% based on the Company’s non-credit-enhanced, senior unsecured long-term debt rating. Term SOFR loans under both Credit Agreements are subject to a credit spread adjustment equal to 0.10%.

At any time, subject to timely prior written notice, the Company may prepay the Term Loan in full or in part, subject to the payment of Term SOFR breakage fees, if any.

The Credit Agreements contain customary affirmative and negative covenants, including covenants that affect, among other things, the ability of the Company’s subsidiaries to incur additional indebtedness and limit the ability of the Company and its subsidiaries to create liens, merge or dissolve, dispose of assets and change the nature of their respective business, subject to customary exceptions, thresholds, qualifications and “baskets.” In addition, the Credit Agreements contain a financial performance covenant, requiring that the Company maintains a consolidated net leverage ratio, measured as of the last day of each fiscal quarter, of no greater than 3.00 to 1.00.

The repayment obligation under each of the Credit Agreements may be accelerated (and commitments under the Revolving Credit Facility terminated) upon the occurrence of an event of default thereunder, including, among other things, failure to pay principal or interest on a timely basis, material inaccuracy of any representation or warranty, failure to comply with covenants, cross-default, change of control, certain insolvency or bankruptcy-related events and material judgments, subject, in each case, to any applicable grace and/or cure periods.

The net proceeds from the Term Loan and any borrowings under the New Revolving Credit Agreement may be used for general corporate purposes. The Company currently intends to use the proceeds from the Term Loan to repay the outstanding aggregate amount of the Company’s $300.0 million 2.800% senior notes due September 2022.

The foregoing description of the Credit Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Revolving Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and the full text of the Term Loan Credit Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and, in each case, incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, dated as of September 8, 2022, by and among Franklin Resources, Inc., as borrower, the financial institutions from time to time party thereto, as lenders, and Bank of America, N.A., as administrative agent.

10.2
Term Loan Credit Agreement, dated as of September 8, 2022, by and among Franklin Resources, Inc., as borrower, the financial institutions from time to time party thereto, as lenders, and Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date:	September 13, 2022	By:	/s/ Thomas C. Merchant
		Name:	Thomas C. Merchant
		Title:	Executive Vice President, General Counsel and Secretary